EXHIBIT 10.4

                                 AWARD AGREEMENT
                                    Under The
                         Barrett Business Services, Inc.
                            2003 Stock Incentive Plan

                            NONQUALIFIED STOCK OPTION


Corporation:                 BARRETT BUSINESS SERVICES, INC.
                             4724 S.W. Macadam Avenue
                             Portland, Oregon 97239

Participant:                 ------------------------------
                             ------------------------------
                             ------------------------------

Date:                        July 1, 2005

            Corporation maintains the Barrett Business Services, Inc., 2003 Stock Incentive Plan (the "Plan").

            This Award Agreement evidences the grant of a Nonqualified Stock Option (the "Option") to Participant.

            The parties agree as follows:

1.   Defined Terms

            When used in this Agreement, the following terms have the meaning specified below:

            (a) "Employer" means Corporation or a Subsidiary of Corporation.

            (b) "Grant Date" means the date the Option is granted, which is reflected as the date of this Agreement.

            (c) Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

2.   Grant of Option

            Subject to the terms and conditions of this Agreement and the Plan, Corporation grants to Participant the Option to purchase _________ shares of Corporation's common stock at $ _____ per share.

3.   Terms of Option

            The Option is subject to all the provisions of the Plan and to the following terms and conditions:

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            3.1 Term.  The term of the  Option is ten years  from the Grant Date and will automatically terminate on July 1, 2015, to the extent not exercised, unless terminated earlier in accordance with this Agreement.

            3.2 Time of Exercise. Unless the Option is otherwise terminated, the Option may be exercised at any time following the Grant Date.

            3.3 Method of Exercise. The Option, or any portion thereof, may be exercised by delivery of written notice to Corporation stating the number of Shares, form of payment, and proposed date of closing.

            3.4 Other Documents. Participant will be required to furnish to Corporation before closing such other documents or representations as Corporation may require to assure compliance with applicable laws and regulations.

            3.5 Payment. The exercise price for the Shares purchased upon exercise of the Option must be paid in full at or before closing by one or a combination of the following:

            (a) Payment in cash;

            (b) Delivery of previously acquired Shares having a Fair Market Value equal to the exercise price; or

            (c) With the prior approval of the Committee, by delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

                  (i) To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option price and withholding taxes due; or

                  (ii) To pledge  Shares  subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the exercise price and withholding taxes due.

            3.6 Previously Acquired Shares. Delivery of previously acquired Shares in full or partial payment for the exercise of the Option will be subject to the following conditions:

            (a) The Shares tendered must be in good delivery form;

            (b) The Fair Market Value of the Shares tendered, together with the amount of cash, if any, tendered must equal or exceed the exercise price of the Option;

            (c) Any Shares remaining after satisfying the payment for the Option will be reissued in the same manner as the Shares tendered; and

            (d) No fractional Shares will be issued and cash will not be paid to Participant for any fractional Share value not used to satisfy the Option exercise price.

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            3.7  Reload  Option.  In the event all or a portion of the Option is exercised by Participant by delivering previously acquired Shares, Participant will be granted automatically a replacement Option for a number of Shares equal to the number of Shares delivered to Corporation by Participant upon exercise of the Option. The grant date for such replacement Option will be the date of exercise and the exercise price for such replacement Option will be the Fair Market Value of a Share on such grant date. The replacement Option initially will not be exercisable and will become fully exercisable six months after the grant date. In all other respects, the replacement Option will be subject to all the terms and conditions of this Award Agreement.

4.   Tax Withholding and Reimbursement

            Corporation is authorized to withhold from Participant's other compensation any withholding and payroll taxes imposed on Corporation in connection with or with respect to the exercise or other settlement of the Option (the "Payroll Taxes"). In the event Participant is no longer an employee of an Employer at the time of exercise or there is insufficient other income from which to withhold the Payroll Taxes, Participant agrees to pay to Corporation an amount sufficient to provide for payment of all Payroll Taxes.

5.   Conditions Precedent

            Corporation will use its best efforts to obtain approval of the Plan and this Option by any state or federal agency or authority that Corporation determines has jurisdiction. If Corporation determines that any required approval cannot be obtained, this Option will terminate on notice to Participant to that effect. Without limiting the foregoing, Corporation will not be required to issue any Shares upon exercise of the Option, or any portion thereof, until Corporation has taken any action required to comply with all applicable federal and state securities laws.

6.   Termination for Cause; Competition

            6.1 Annulment of Awards. The grant of the Option governed by this Agreement is revocable until Participant becomes entitled to a certificate for Shares in settlement thereof. In the event the employment of Participant is terminated for cause (as defined below), any portion of the Option which is revocable will be annulled as of the date of such termination for cause. For the purpose of this Section 6.1, the term "for cause" will have the meaning set forth in Participant's employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of the Employer or for other performance or conduct which is materially detrimental to the best interests of Corporation, as determined by the Committee.

            6.2 Engaging in Competition With Corporation. If Participant terminates employment with an Employer for any reason whatsoever, and within 18 months after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require Participant to return to Corporation the economic value of this Option that is realized or obtained (measured at the date

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of exercise) by Participant at any time during the period  beginning on the date that is six months prior to the date of Participant's termination of employment with an Employer.

7.   Successorship

            Subject to restrictions on transferability set forth in the Plan, this Agreement will be binding upon and benefit the parties, their successors and assigns.

8.   Notices

            Any notices under this Option must be in writing and will be effective when actually delivered personally or, if mailed, when deposited as registered or certified mail directed to the address of Corporation's records or to such other address as a party may certify by notice to the other party.

9.   Arbitration

            Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

10.  Attorney Fees

            In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, reasonable attorney fees in connection with such suit, action, arbitration, and in any appeal. The determination of who is the prevailing party and the amount of reasonable attorney fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorney fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorney fees incurred in such confirmation proceedings).

                                          BARRETT BUSINESS SERVICES, INC.

                                          By   -------------------------------
                                          Its  -------------------------------



                                          ------------------------------------
                                          Participant

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